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                                                                   Exhibit 99.01



                              AMENDED AND RESTATED

                 1998 DEVELOPERS DIVERSIFIED REALTY CORPORATION

                             EQUITY-BASED AWARD PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

                  The purpose of the Amended and Restated 1998 Developers Diversified Realty Corporation Equity-Based Award Plan (the "Plan") is to enable Developers Diversified Realty Corporation (the "Company") and its Subsidiaries (as defined below) to attract, retain and reward employees of the Company and its Subsidiaries and strengthen the mutuality of interests between those employees and the Company's shareholders by offering the employees equity or equity-based incentives thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  For purposes of the Plan, the following terms are defined as follows:

                  (a) "Affiliate" means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

                  (b) "Award" means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Share Purchase Rights or Other Share-Based Awards under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change in Control" has the meaning set forth in Section 11(b).

                  (e) "Change in Control Price" has the meaning set forth in
                  Section 11(d).

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (g) "Committee" means the Granting Committee of the Board of the Company.

                  (h) "Company" means Developers Diversified Realty Corporation, an Ohio corporation, or any successor corporation.

                  (i) "Deferred Shares" means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

                  (j) "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means, as of a given date, (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the


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                  Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

                  (m) "Incentive Stock Option" means any Stock Option intended to be and designated as, and that otherwise qualifies as, an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section thereto.

                  (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (o) "Other Share-Based Awards" means an Award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

                  (p) "Outside Director" has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

                  (q) "Plan" means the Amended and Restated 1998 Developers Diversified Realty Corporation Equity-Based Award Plan, as amended from time to time.

                  (r) "Potential Change in Control" has the meaning set forth in
                  Section 11(c).

                  (s) "Restricted Shares" means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

                  (t) "Section 16 Participant" means a participant under the Plan who is subject to Section 16 of the Exchange Act.

                  (u) "Share Appreciation Right" means an Award of a right to receive an amount from the Company that is granted pursuant to
                  Section 6.

                  (v) "Shares" means the Common Shares, without par value, of the Company.

                  (w) "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to
                  Section 5.

                  (x) "Share Purchase Right" means an Award of the right to purchase Shares that is granted pursuant to Section 9.

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                  (y) "Subsidiary" means any corporation (other than the
                  Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.


SECTION 2.  ADMINISTRATION.

                  The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors of the Company, all of whom shall be Outside Directors. Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.

                  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Award to be granted to each participant, the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management in any manner consistent with applicable law.

                  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

                  Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.


SECTION 3.  SHARES SUBJECT TO THE PLAN.

                  (a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 2,000,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those


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                  Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

                  (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, in the number of Share Appreciation Rights granted under the Plan and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion, but the number of Shares subject to any Award shall always be a whole number. Any fractional Shares shall be eliminated.

                  (d) Annual Award Limit. No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 500,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.


SECTION 4.  ELIGIBILITY.

                  Grants may be made from time to time to those officers and employees of the Company, and of its Subsidiaries and Affiliates, who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers of the Company, any Subsidiary and/or any Affiliate, excluding members of the Committee; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company or a Subsidiary. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.


SECTION 5.  STOCK OPTIONS.

                  (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                  Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

                  (b) Terms and Conditions. Options granted under the Plan shall be evidenced by an agreement ("Option Agreements"), shall be subject to the following terms and conditions and shall


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         contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Option Price. The option price per share of
                  Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

                           (2) Option Term. The term of each Stock Option shall
                  be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

                           (3) Exercise. Stock Options shall be exercisable at
                  such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion.

                           (4) Method of Exercise. Subject to any installment
                  exercise provisions that apply with respect to any Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), that Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

                           That notice shall be accompanied by payment in full
                  of the Option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

                           No Shares shall be issued on an exercise of an Option
                  until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 14(a), and those Shares have been issued to him.

                           (5) Non-Transferability of Options. No Stock Option
                  shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option,


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                  during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

                           (6)      Termination of Employment

                                                     (i) Termination by Death.
                           Subject to Section 5(c), if any participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant's employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of one year (or such other period as the Committee may specify at or after grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within one year.

                                                     (ii) Termination by Reason
                           of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant's employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment, but in no event may any such Option be exercised prior to six months and one day from the date of grant; and if the participant dies within that one-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for a period of one year from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within one year.

                                                     (iii) Termination by
                           Retirement. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant terminates employment with the Company or any Subsidiary or Affiliate because of normal or early retirement, all Stock Options held by that participant shall terminate one year after the date of retirement. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within one year.

                                                     (iv) Other Termination.
                           Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's


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                           employment with the Company or any Subsidiary or
                           Affiliate terminates for any reason other than death, Disability or retirement, all Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

                                                     In the event a participant
                           is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, his employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and he shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate.

                  (c) Incentive Stock Options. Notwithstanding Sections 5(b)(6) and (7), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that
                  Section 422 or any successor Section thereto.

                  (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a
                  Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.

                  (e) Certain Reissuance of Stock Options. To the extent Common Shares are surrendered by a participant in connection with the exercise of a Stock Option in accordance with Section 5(b), the Committee may, in its sole discretion, grant new Stock Options to such participant (to the extent Common Shares remain available for Awards), subject to the following terms and conditions:

                           (1) The number of Common Shares shall be equal to the
                  number of Common Shares being surrendered by the participant;

                           (2) The option price per Common Share shall be equal
                  to the Fair Market Value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Award; and

                           (3) The terms and conditions of such Stock Options
                  shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Award, except to the extent such terms and conditions are determined to not be wholly consistent



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                  with the general provisions of this Section 5, or in conflict with the remaining provisions of this Plan.


SECTION 6.        SHARE APPRECIATION RIGHTS.

                  (a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant's Option Agreement.

                  (b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

                           (1) Rights. Share Appreciation Rights shall entitle
                  the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

                           (2) Surrender of Option. Upon the exercise of the
                  Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following:
                  (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded during the 90 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

                           (3) Exercise. In addition to any further conditions
                  upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option. No Share Appreciation Right held by a Section 16 Participant shall be exercisable by its terms within the first six months after it is granted, and a
                  Section 16 Participant may exercise a Share Appreciation Right only during a period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings.



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                           (4) Method of Exercise. Share Appreciation Rights may
                  be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

                           (5) Payment. The manner in which the Company's
                  obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 7.        RESTRICTED SHARES.

                  (a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(b)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(b).

                           The Committee may condition the grant of Restricted
                  Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

                  (b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

                           (1) The purchase price (if any) for Restricted Shares
                  shall be determined by the Committee at the time of grant.

                           (2) Awards of Restricted Shares must be accepted by
                  executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 7(b)(1).

                           (3) Each participant receiving a Restricted Share
                  Award shall be issued a stock certificate in respect of those Restricted Shares. The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

                           (4) The Committee shall require that the stock
                  certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have


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                  lapsed, and that, as a condition of any Restricted Shares
                  Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

                           (5) Subject to the provisions of this Plan and the
                  Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than three years in duration ("Minimum Restriction Period") unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

                           (6) Except as provided in this Section 7(b)(6) and
                  Section 7(b)(5) and Section 7(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

                           (7) No Restricted Shares shall be transferable by a
                  participant other than by will or by the laws of descent and distribution.

                           (8) If a participant's employment with the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Share Award during that period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

                           (9) If a participant's employment with the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Restricted Share Award during that period (or on such accelerated basis as the Committee may determine at or after grant), subject in all cases to the Minimum Restriction Period requirement. The balance of the Restricted Shares shall be forfeited.

                           (10) Unless otherwise determined by the Committee at
                  or after the time of granting any Restricted Shares, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted



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                                                                         Page 10

                  Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

                  (c) Minimum Value. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8.        DEFERRED SHARES.

                  (a) Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(b).

                  The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine in its sole discretion.

                  (b) Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) The purchase price for Deferred Shares shall be
                  determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 8(b)(9), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(8), where applicable), stock certificates shall be delivered to the participant, or the participant's legal representative, for the Shares covered by the Deferred Share Award. The Deferral Period applicable to any Deferred Share Award shall not be less than six months and one day ("Minimum Deferral Period").

                           (2) Unless otherwise determined by the Committee at
                  grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at or after the time of the Award.

                           (3) No Deferred Shares shall be transferable by a
                  participant other than by will or by the laws of descent and distribution.

                           (4) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall thereafter vest or any restriction shall lapse to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of death had the


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                                                                         Page 11
                  participant continued to fulfill all of the conditions of the Deferred Share Award during that period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Deferred Shares shall be forfeited.

                           (5) If a participant's employment by the Company or
                  any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall thereafter vest or any restriction lapse to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of termination had the participant continued to fulfill all of the conditions of the Deferred Shares Award during that period (or on such accelerated basis as the Committee may determine at or after grant), subject in all cases to the Minimum Deferral Period requirement. The balance of the Deferred Shares shall be forfeited.

                           (6) Unless otherwise determined by the Committee at
                  or after the time of granting any Deferred Share Award, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

                           (7) Based on service, performance or such other
                  factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

                           (8) A participant may elect to further defer receipt
                  of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and the terms of this Section 8 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to completion of the Deferral Period for such Deferred Share Award (or such installment).

                           (9) Each such Award shall be confirmed by, and
                  subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

                  (c) Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.


SECTION 9.        SHARE PURCHASE RIGHTS.

                  (a) Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in



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

                  addition to those set forth in Section 9(b). The Shares subject to the Share Purchase Rights may be purchased, as determined by the Committee at the time of grant:

                           (1) at the Fair Market Value of such Shares on the
                  date of grant; or

                           (2) at 85% of the Fair Market Value of such Shares on
                  the date of grant if the grant of Share Purchase Rights is made in lieu of cash compensation.

                  Subject to Section 9(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

                  Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.

                  (b) Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.


SECTION 10.       OTHER SHARE-BASED AWARDS.

                  (a) Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Share Awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.

                  At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b).

                  The provisions of Other Share-Based Awards need not be the same with respect to each participant.

                  (b) Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                           (1) Subject to the provisions of this Plan and the
                  Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction,


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                                                                         Page 13
                  performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day ("Minimum Holding Period").

                           (2) Subject to the provisions of this Plan and the
                  Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                           (3) Subject to the Minimum Holding Period, any Other
                  Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee in its sole discretion.

                           (4) In the event of the participant's Disability or
                  death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's death.

                           (5) Each Award shall be confirmed by, and subject to
                  the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

                           (6) Shares (including securities convertible into
                  Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

                           (7) In the event that any "derivative security," as
                  defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under
                  Section 16 of the Exchange Act, is awarded pursuant to this
                  Section 10 to any Section 16 Participant, such derivative security shall not be transferrable other than by will or by the laws of descent and distribution.


SECTION 11.       CHANGE IN CONTROL PROVISION.

                  (a) Impact of Event. In the event of: (i) a "Change in Control" as defined in Section 11(b) or (ii) a "Potential Change in Control" as defined in Section 11(c), the following acceleration and valuation provisions shall apply:

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                                                                         Page 14

                           (1) Any Stock Options awarded under the Plan not
                  previously exercisable and vested shall become fully exercisable and vested;

                           (2) Any Share Appreciation Rights shall become
                  immediately exercisable;

                           (3) The restrictions applicable to any Restricted
                  Share Awards, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

                           (4) The value of all outstanding Awards, in each case
                  to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred;

         but the provisions of Sections 11(a)(l) through (3) shall not apply with respect to Awards granted to any Section 16 Participant which have been held by such participant for less than six months and one day as of the date that such Change in Control or Potential Change in Control is determined to have occurred.

                  (b) Definition of Change in Control. For purposes of Section 11(a), a "Change in Control" means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

                  (c) Definition of Potential Change in Control. For purposes of
                  Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

                           (1) The approval by the shareholders of the Company
                  of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

                           (2) The acquisition of beneficial ownership, directly
                  or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock


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                                                                         Page 15

                  Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.


SECTION 12.       AMENDMENTS AND TERMINATION.

                  The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent. The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or which would materially increase the benefits accruing to participants under the Plan so long as such approval is required by law or regulation.

                  The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent; nor shall any such amendment be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant's consent.

                  Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.


SECTION 13.       UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.


SECTION 14.       GENERAL PROVISIONS.

                  (a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.



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                                                                         Page 16
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                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

                  (d) For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

                  (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle any tax withholding obligation with Shares that are part of an Award shall be subject to approval by the Committee in its sole discretion. The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

                  (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

                  (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

                  (i) The provisions of Awards need not be the same with respect to each participant.

SECTION 15.       SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

                  The Plan was adopted by the Board on March 2, 1998 and is subject to approval by a majority of the holders of the Company's outstanding Shares, in accordance with applicable law. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and



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                                                                         Page 17
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any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.



SECTION 16.      TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after March 1, 2008, but Awards granted prior to that date may extend beyond that date.




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